Exhibit 10.1
INSPERITY, INC. INCENTIVE PLAN

(As Amended and Restated Effective May 22, 2023)
1.Objectives. This Insperity, Inc. Incentive Plan (the “Plan”), formerly known as the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as thereafter amended effective December 30, 2019, is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees of Insperity, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and as nonemployee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
2.Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Award” means an Employee Award or a Director Award.
“Award Agreement” means an agreement between the Company and a Participant in such form as is deemed acceptable by the Committee that sets forth the terms, conditions and limitations applicable to an Award.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award payable in cash.
“Cause” shall have such meaning as specified in the Award Agreement.
“Change in Control” means:
(a)the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or
(b)the date the individuals who constitute the Board as of the Effective Date (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the Effective Date, whose appointment, election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the disinterested, non-management directors shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(c)the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 65% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned

(within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 65% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Compensation Committee of the Board or any other committee as may be designated by the Board.
“Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 13.
“Company” means Insperity, Inc., a Delaware corporation.
“Director” means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.
“Director Award” means any Option (other than an ISO), Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is a Director pursuant to any applicable terms, conditions and limitations as the Board may establish in order to fulfill the objectives of the Plan.
“Effective Date” means May 22, 2023.
“Employee” means an individual employed by the Company or any Subsidiary. For purposes of this Plan, an Employee also includes any individual who has been offered employment by the Company or any Subsidiary, provided that (a) any Award granted to such prospective employee shall be canceled if such individual fails to commence such employment, (b) no payment of value may be made in connection with such Award until such individual has commenced such employment and (c) such individual may not be granted an ISO prior to the date the individual actually commences employment.
“Employee Award” means any Option, Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
“Exercise Price” means the price at which the Option Shares may be purchased or SARs may be exercised under the terms of the Award Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the Common Stock is not so listed or quoted, the average of the closing bid and ask price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system; or (c) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.
“Good Reason” shall mean an adverse constructive termination as such term is more specifically defined in the Award Agreement.
“Grant Date” means the date specified in the Award Agreement on which an Award will become effective.
“ISO” means an incentive stock option within the meaning of Code Section 422.
“Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.
“Option Shares” means the shares of Common Stock covered by a particular Option.
“Other Stock-Based Award” means any stock-based Award that shall consist of a right that is not an Option, Performance Award, Phantom Stock Award, Stock Award or SAR and is (i) denominated or payable in; (ii) valued in whole or in part by reference to; or (iii) otherwise based on or related to shares of Common Stock as is deemed by the Committee to be consistent with the terms of the Plan.
“Participant” means an Employee or a Director to whom an Award has been granted under this Plan.
“Performance Award” means an Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.
“Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, business unit, product, service, business solution, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual, worksite employee (including per individual, aggregate or average worksite employee(s)), or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives may be with respect to, but not limited to, one or more of the following (including on a standalone basis, or in combination with, or in relation to, other Performance Objectives and which may be subject to adjustments determined at the time the Performance Goals are established): (a) cash flows; (b) client margin; (c) client retention; (d) customer margin; (e) earnings before interest and taxes; (f) earnings before interest, taxes, depreciation and amortization expenses; (g) earnings before taxes and unusual or nonrecurring items; (h) earnings per share; (i) earnings per share growth; (j) economic value added; (k) fee revenue; (l) gross mark-up per worksite employee; (m) gross profit; (n) net earnings; (o) number of paid worksite employees; (p) operating expenses; (q) operating income; (r) operating margin; (s) profit margin; (t) return on assets; (u) return on capital employed in the business; (v) return on equity; (w) return on investment; (x) return on sales; (y) return on total capital; (z) revenue; (aa) service efficiency; (bb) stock price performance; (cc) total profit; (dd) total revenue; (ee) total revenue less bonus payroll, (ff) total stockholder return and (gg) unit growth.
The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective may include multiple measuring levels, including but not limited to, threshold, target, stretch and maximum levels of performance with the size of the Performance Award based on the level attained of performance. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.
“Performance Unit” means a unit equivalent to $100 or such other value as determined by the Committee.
“Phantom Stock Award” means the right to receive the value of a specified number of shares of Common Stock.
“Plan” means the Insperity, Inc. Incentive Plan, as amended and restated effective May 22, 2023, as may be amended from time to time, formerly known as the Insperity, Inc. 2012 Incentive Plan.
“Prior 2017 Plan” means the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as thereafter amended effective December 30, 2019.
“Qualifying Termination” means a termination of a Participant’s employment that occurs within the time period following a Change in Control specified in the Award Agreement due to (i) a termination of employment by the Participant for Good Reason or (ii) an involuntary termination of the Participant’s employment by the Company, its Subsidiary or a successor to the Company other than for Cause, subject in each case to any further conditions imposed under the Award Agreement; provided, however, that a Participant’s termination of employment will be considered to be a Qualifying Termination for Good Reason only if (x) Good Reason is defined in the applicable Award Agreement and (y) the Participant has provided written notice to the Company of the condition the Participant claims constitutes Good Reason within ninety (90) days of the initial existence of such condition, the condition specified in the notice remains uncorrected for thirty (30) days after receipt of the notice by the Company, and the Participant actually terminates employment after the thirty (30) day correction period and before the expiration of the time limit required of a Qualifying Termination.
“Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.
“Restricted Stock Units” or “RSUs” means the right to receive the value of one share of Common Stock (or a percentage of such value) in cash, Common Stock or combination thereof.
“Stock Appreciation Rights” or “SARs” means the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.
“Stock Award” means an Award denominated in or payable in shares of Common Stock, which may be Restricted Stock or an RSU.

“Subsidiary” means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).
3.Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Board or the Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards.
This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.
The Committee may, in its discretion, in whole or in part of an Employee Award, extend the exercisability, eliminate or make less restrictive any restrictions, waive any restriction or other provision of the Plan or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (a) not adverse to the Participant to whom such Employee Award was granted or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and SARs issued under the Plan will not be repriced, replaced or regranted through cancellation, decrease in the Exercise Price or exchanged for a cash buyout or settlement, except as provided by the adjustment provisions of Section 13.
No member of the Board or the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
The Board shall have the same powers as the Committee with respect to Director Awards. With respect to Director Awards, references in this Plan to the “Committee” shall be deemed to mean the Board.
4.Delegation of Authority. The Board or Committee may delegate to a committee of one or more members of the Board the duties of the Committee under this Plan with respect to Employee Awards pursuant to such conditions or limitations as each may establish, except that neither may delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.
5.Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be accepted in such manner as is deemed acceptable by the Committee by the Participant and by the appropriate officer for and on behalf of the Company.
6.Shares of Common Stock Reserved for this Plan.
(a)Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of shares of Common Stock which may be issued pursuant to all

Awards is 6,848,610 shares (which includes 5,523,610 shares that were previously approved by the Company’s stockholders for awards under the Prior 2017 Plan). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(b)The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan.
(c)Awards that are forfeited, terminated, or expire unexercised in such a manner that all or some of the shares underlying the Award are not issued to a Participant, shall again immediately become available for the granting of Awards under this Plan.
(d)The following shares of Common Stock shall be considered to have been issued under the Plan and may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (b) shares of Common Stock withheld by the Company from shares of Common Stock that would otherwise have been delivered upon exercise of an Option or SAR, or shares of Common Stock tendered to the Company, in each case, in satisfaction of the grant or exercise price or tax withholding requirements of an Option or SAR; or (c) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price. With respect to SARs, when a SAR is exercised, the full number of shares of Common Stock exercised pursuant to such SAR shall be counted against the shares of Common Stock available for issuance under the Plan notwithstanding that the number of shares of Common Stock issued to settle the SAR upon exercise is less than the number of shares of Common Stock exercised.
(e)For Awards other than Options and SARs, if the tax withholding obligation resulting from the settlement of any Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above.
(f)The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.
7.Employee Awards.
(a)Options. An Employee Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant.
(i)Incentive Stock Options. Options granted to Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award

Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.
(ii)Nonqualified Stock Options. Options granted to Employees may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement and shall not be later than ten (10) years after the Grant Date. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.
(b)Performance Award. An Employee Award may be in the form of a Performance Award, such as a Performance Unit. A Performance Award shall be subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.
(c)Stock Award (including Restricted Stock or RSUs). An Employee Award may consist of Common Stock or may be denominated in units of Common Stock. All terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.
(d)Phantom Stock Award. An Employee Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. All terms, conditions and limitations applicable to any Phantom Stock Award shall be determined by the Committee.
(e)Stock Appreciation Right. An Employee Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee; provided, however, that the Exercise Price specified by the Committee in the Award Agreement or otherwise shall not be less than the Fair Market Value of the Common Stock at the Grant Date and the SAR shall expire no later than ten (10) years after the Grant Date.
(f)Cash Award. An Employee Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.
(g)Other Stock-Based Awards. An Employee Award may be in the form of any Other Stock-Based Award. All terms, conditions and limitations applicable to any Other Stock-Based Award shall be determined by the Committee.
(h)Employee Award Limits. The following limitations shall apply to any Award made hereunder:

(i)Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, Options or SARs covering more than 750,000 shares of Common Stock.
(ii)Notwithstanding anything herein to the contrary, no Participant may receive, during any one calendar year period, an aggregate payment in excess of $15,000,000 under any combination of Cash Awards and Performance Awards payable in cash.
(iii)Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, more than 750,000 shares of Common Stock pursuant to Stock Awards (excluding Restricted Stock but including RSUs), Phantom Stock Awards or Other Stock-Based Awards.
(iv)Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, Restricted Stock covering more than 750,000 shares of Common Stock.
(i)Minimum Vesting for Employee Awards. All Employee Awards (other than Cash Awards) shall be granted subject to a minimum vesting period of one (1) year from the Grant Date, provided that:
(i)The Committee may provide for earlier vesting for an Employee Award upon a termination of employment by reason of death, disability, retirement or Change of Control.
(ii)In addition, the Committee may grant Employee Awards covering up to a maximum of 5% of shares of Common Stock authorized for issuance under the Plan pursuant to Section 6 (subject to adjustment under Section 13) that are not subject to a one (1) year minimum vesting period.
8.Directors Awards.
(a)Awards to Directors. The Board has the sole authority to grant Director Awards from time to time in accordance with this Section 8. Director Awards may consist of the forms of Award described in Section 7, other than ISOs, and shall be granted subject to such terms and conditions as specified in Section 7, except with respect to vesting under Section 7(i).
(b)Director Award Limits. No Director may be granted during any one calendar year Director Awards having a value determined on the Grant Date that, when added to all cash compensation paid to the Director during the same calendar year excluding any amounts deferred from a prior calendar year, would exceed $1,000,000.
9.Payment of Awards.
(a)General. Payment of Awards may be made in the form of cash or, if permitted, by the Committee by transfer of Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.
(b)Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.
(c)Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award (excluding Options or SARs) denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock. Dividends and dividend equivalents shall be subject to the same vesting provisions as the underlying Award and may accrue during an Award’s vesting period and be paid solely to the extent underlying shares vest.
(d)Substitution of Awards. At the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, subject to the overall limits expressed in this Plan; provided, however, that except as provided in Section 3, in no event may the Exercise Price of an outstanding Option or SAR be reduced by modification, substitution or any method, nor exchanged for a cash buyout or settlement, without the prior approval of the Company’s stockholders.
(e)No Fractional Shares. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions for the settlement of fractions in cash.
(f)No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other Option held by a Participant.
10.Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
11.Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment or service) on the date the Participant terminates employment or service with the Company or its Subsidiaries.

12.Assignability. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 12 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.
Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.
13.Adjustments.
(a)The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
(b)In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards of Options and SARs and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.

(c)In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the termination of Options or SARs that remain unexercised at the time of such transaction or (iii) to provide for the cancellation of Awards (to the extent not otherwise provided under Section 14) in exchange for cash in an amount determined by the Board to be equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.
(d)The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.
14.Effect of Change in Control. Awards shall not immediately vest in the event of a Change in Control. However, in the event of a Change in Control:
(a) Unvested Awards shall become fully vested and immediately exercisable (i) on the date of the Change in Control if the continuing entity after a Change in Control fails to agree to assume, replace or substitute an Award with another award of equivalent or greater value, and on substantially similar or more favorable terms or (ii) to the extent specifically set forth in the Award Agreement, on the date of a Qualifying Termination, in each case, provided that the Participant has been in continuous employment since the Grant Date.
(b)With respect to determining the performance of Performance Awards, unvested Awards shall vest based on (i) actual performance results for any performance period that was completed on or prior to the date of the Change in Control and (ii) the greater of target level or actual performance (if measurable) for the performance period during which the Change in Control occurs and any performance period that was scheduled to begin after the date of the Change in Control. All Awards that vest pursuant to this Section 14(b) shall be paid on the date that is seventy-five (75) days after the end of the last originally scheduled and untruncated performance period applicable to the Award, unless another period is specified within an Award Agreement.
15.Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued as provided in the applicable Award Agreement or as otherwise determined by the Committee.
16.Amendments or Termination. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.
17.Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any securities exchange or transaction reporting system upon which the Common Stock is then listed.
18.Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
19.Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar. The order of such limitation, to the extent necessary, shall be: (a) severance payments; (b) cash payments outside of the Plan; and (c) unvested Performance Awards, in order that this limitation not be exceeded. For purposes of this Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.
20.Code Section 409A Compliance. The Board intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of excise taxes thereunder. If any provision of the Plan or an Award Agreement under the Plan would result in the imposition of an excise tax under Section 409A, that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair the rights of any Participant under the Plan or an Award Agreement under the Plan. Any distribution or payment to a Participant identified by the Company as a “specified employee” within the meaning of 409A shall be delayed to the extent required to comply with Section 409A.

21.Indemnification. The Company shall indemnify and hold harmless any member of the Board or the Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.
22.Right to Employment or Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant’s employment or service at any time.
23.Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
24.Clawback/Recoupment Policy. Notwithstanding any provisions in the Plan or any Award Agreement to the contrary, all Awards and/or amounts payable thereunder, whether in the form of cash or otherwise, shall be subject to potential cancellation, rescission, clawback and recoupment (i) in accordance with the terms of the clawback/recoupment policy adopted by the Company, as such policy may be amended from time to time and/or (i) to the extent necessary to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and any regulations or listing requirements promulgated thereunder.
25.Effective Date of the Amended and Restated Plan. This Plan, as amended and restated herein, shall be effective as of the Effective Date, subject to approval of the Plan at the 2023 annual meeting of the stockholders of the Company. If the stockholders of the Company should fail to so approve this Plan on such date, this Plan shall not be of any force or effect and the Prior 2017 Plan shall continue in force and effect.